Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated September 14, 2021, with respect to the combined carve-out financial statements of Dextra Tecnologia, incorporated herein by reference.

Campinas

December 29, 2021

/s/ KPMG Auditores Independentes Ltda.
KPMG Auditores Independentes Ltda.